Exhibit 99.1

PureCycle Technologies Provides First Quarter 2024 Update

Orlando, Fla. – May 7, 2024, – PureCycle Technologies, Inc. (Nasdaq: PCT), a U.S.-based company revolutionizing plastic recycling, today, announced a corporate update for the first quarter ending March 31, 2024.

Management Commentary

PureCycle Chief Executive Officer Dustin Olson said, “We had a productive quarter in Ironton and were able to start providing existing and future customers with resin from the commercial facility, so they could begin to sample the material. The production activities in the first quarter also allowed our team to further understand this first-of-its-kind technology and how our purification technology processes various post-consumer feedstocks. The information we gathered was integral to the work completed during the operational pause in April and should help lay the groundwork for continued improvements throughout the rest of 2024.”

Ironton Facility Update

The month of April was spent making improvements to the Ironton Facility. The Company completed several projects that should help to improve the reliability of the Ironton Facility and drive more consistent product quality. These projects included process improvements to both co-product 1 and co-product 2 recovery and removal systems, as well as reliability improvements to seals, pumping systems, and various digital items. The Company extended the planned outage by one week to complete additional projects and plan to begin restarting operations later this week.

PureCycle Financials Update

The Company reported a net loss of $85.6 million, or $0.52 per diluted share of common stock, for the first quarter of 2024, compared to a net loss of $25.8 million, or $0.16 per diluted share, for the first quarter of 2023. The recent first quarter included a loss of $21.2 million, or $0.13 per diluted share, from the purchase of its outstanding Southern Ohio Port Authority Revenue Bonds as announced in March; a $9.1 million non-cash loss, or about $0.06 per diluted share versus prior year, from the change in fair value of its warrants; and $8.0 million or $0.05 per diluted share versus prior year, from higher depreciation expense as a result of the commissioning of the Ironton assets.

The Company reached an agreement for the sale of $37.5 million of Series A Revenue Bonds to Pure Plastics LLC at a price of $800 per $1,000 of face value. As part of the terms of the sale, the Company will also exchange its Pure Plastics Term Loan, with an amount outstanding of $45.5 million, for Series A, B, and C Revenue Bonds. In aggregate, the Company will sell $94.3 million of Series A, B, and C Bonds as part of this transaction. The transaction will close in three tranches, each subject to the achievement of certain conditions, and is expected to be completed in a little over a month.

The early termination of the Pure Plastics Term Loan will also result in a pre-payment premium as required under the Pure Plastic Term Loan. Both parties agreed to the issuance of approximately three million warrants in lieu of a cash payment.

Conference Call

The Company will hold a conference call on Tuesday, May 7 at 10:00 a.m. EST to provide an update on recent corporate developments, including activity from the first quarter.

First Quarter 2024 Conference Call Details

Date: Tuesday, May 7, 2024

Time: 10:00 a.m. EST

Participant Link: PureCycle Technologies First Quarter 2024 Corporate Update

For participants interested in a listen-only webcast, please access the conference call using the above link. For a calendar reminder, please click HERE.

The conference call will have a live Q&A session. For analyst participants who would like to ask management a question after prepared remarks, please click HERE. You will receive a number and a unique access pin.

During prepared remarks, management will try to answer investor questions submitted in advance. To submit a question, please send an e-mail to investorquestion@purecycle.com.

The corporate update will be available for replay by clicking HERE or through the Company’s website at www.purecycle.com. A replay of the conference call will be available after 3:00 p.m. Eastern Time until May 6, 2025.

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PureCycle Contact

Christian Bruey

cbruey@purecycle.com

+1 (352) 745-6120

About PureCycle Technologies

PureCycle Technologies LLC., a subsidiary of PureCycle Technologies, Inc., holds a global license for the only patented solvent-driven purification recycling technology, developed by The Procter & Gamble Company (P&G), that is designed to transform polypropylene plastic waste (designated as No. 5 plastic) into a continuously renewable resource. The unique purification process removes color, odor, and other impurities from No. 5 plastic waste resulting in an ultra-pure recycled (UPR) plastic that can be recycled and reused multiple times, changing our relationship with plastic. www.purecycle.com

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the financial condition, results of operations, earnings outlook and prospects of PCT. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements generally relate to future events or PureCycle’s future financial or operating performance and may refer to projections and forecasts. Forward-looking statements are often identified by future or conditional words such as “plan,”

“believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions), but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of PureCycle’s management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of this press release. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in each of PureCycle’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and PureCycle’s Quarterly Reports on Form 10-Q, those discussed and identified in other public filings made with the Securities and Exchange Commission by PureCycle and the following: PCT's ability to obtain funding for its operations and future growth and to continue as a going concern; PCT's ability to meet, and to continue to meet, applicable regulatory requirements for the use of PCT’s ultra-pure recycled (“UPR”) resin in food grade applications (including in the United States, Europe, Asia and other future international locations); PCT's ability to comply on an ongoing basis with the numerous regulatory requirements applicable to the UPR resin and PCT’s facilities (including in the United States, Europe, Asia and other future international locations); expectations and changes regarding PCT’s strategies and future financial performance, including its future business plans, expansion plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and PCT’s ability to invest in growth initiatives; the ability of PCT’s first commercial-scale recycling facility in Lawrence County, Ohio (the “Ironton Facility”) to be appropriately certified by Leidos, following certain performance and other tests, and commence full-scale commercial operations in a timely and cost-effective manner or at all; PCT’s ability to meet, and to continue to meet, the requirements imposed upon it and its subsidiaries by the funding for its operations, including the funding for the Ironton Facility; PCT’s ability to minimize or eliminate the many hazards and operational risks at its manufacturing facilities that can result in potential injury to individuals, disrupt its business (including interruptions or disruptions in operations at its facilities), and subject PCT to liability and increased costs; PCT’s ability to complete the necessary funding with respect to, and complete the construction of, (i) its first U.S. multi-line facility, located in Augusta, Georgia; (ii) its first commercial-scale European plant located in Antwerp, Belgium and (iii) its first commercial-scale Asian plant located in Ulsan, South Korea, in a timely and cost-effective manner; PCT’s ability to establish, sort and process polypropylene plastic waste at its plastic waste prep facilities; PCT’s ability to maintain exclusivity under the Procter & Gamble Company license; the implementation, market acceptance and success of PCT’s business model and growth strategy; the success or profitability of PCT’s offtake arrangements; the ability to source feedstock with a high polypropylene content at a reasonable cost; PCT’s future capital requirements and sources and uses of cash; developments and projections relating to PCT’s competitors and industry; the outcome of any legal or regulatory proceedings to which PCT is, or may become, a party including the securities class action and putative class action cases; geopolitical risk and changes in applicable laws or regulations; the possibility that PCT may be adversely affected by other economic, business, and/or competitive factors, including rising interest rates, availability of capital, economic cycles, and other macro-economic impacts; turnover in employees and increases in employee-related costs; changes in the prices and availability of labor (including labor shortages), transportation and materials, including inflation, supply chain conditions and its related impact on energy and raw materials, and PCT’s ability to obtain them in a timely and cost-effective manner; any business disruptions due to political or economic instability, pandemics, armed hostilities (including the ongoing conflict between Russia and Ukraine and the current conflict in the Middle East); the potential impact of climate change on PCT, including physical and transition risks, higher regulatory and compliance costs, reputational risks, and availability of capital on attractive terms; and operational risk.

PureCycle Technologies, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS
	(Unaudited)
(in thousands)	March 31, 2024	December 31, 2023
CURRENT ASSETS
Cash and cash equivalents	$25,021	$73,411
Debt securities available for sale	2,187	48,226
Restricted cash – current	7,566	25,692
Prepaid expenses and other current assets	16,397	15,316
Total current assets	51,171	162,645
Restricted cash – non-current	7,353	203,411
Prepaid expenses and other non-current assets	4,689	4,772
Operating lease right-of-use assets	28,785	29,799
Property, plant and equipment, net	642,017	638,746
TOTAL ASSETS	$734,015	$1,039,373

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$8,363	$2,881
Accrued expenses	29,406	35,391
Accrued interest	2,597	8,190
Current portion of long-term debt	3,204	9,148
Total current liabilities	43,570	55,610
NON-CURRENT LIABILITIES
Deferred revenue	5,000	5,000
Long-term debt, less current portion	242,937	467,708
Related party note payable	41,452	39,696
Warrant liability	36,003	22,059
Operating lease right-of-use liabilities	26,270	27,253
Other non-current liabilities	1,944	1,811
TOTAL LIABILITIES	$397,176	$619,137

COMMITMENT AND CONTINGENCIES	—	—

STOCKHOLDERS' EQUITY
Common shares - $0.001 par value, 250,000 shares authorized; 164,612 and 164,279 shares issued and outstanding as of March 31, 2024 and December 31, 2023	165	164
Preferred shares - $0.001 par value, 25,000 shares authorized; 0 shares issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Additional paid-in capital	766,519	764,344
Accumulated other comprehensive income (loss)	2	(32)
Accumulated deficit	(429,847)	(344,240)
TOTAL STOCKHOLDERS' EQUITY	336,839	420,236
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$734,015	$1,039,373

PureCycle Technologies, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited)

	Three Months Ended March 31,
	2024	2023
(in thousands except per share data)
Costs and expenses
Operating costs	$21,194	$7,372
Research and development	1,831	1,754
Selling, general and administrative	15,957	12,695
Total operating costs and expenses	38,982	21,821
Interest expense	15,054	657
Interest income	(3,602)	(1,933)
Change in fair value of warrants	13,944	4,835
Loss on debt extinguishment	21,214	—
Other expense	15	462
Total other expense	46,625	4,021
Net Loss	$(85,607)	$(25,842)
Loss per share
Basic	$(0.52)	$(0.16)
Diluted	$(0.52)	$(0.16)
Weighted average common shares
Basic	164,355	163,588
Diluted	164,355	163,784

Other comprehensive income
Unrealized gain on debt securities available for sale	$18	$641
Cumulative translation adjustment	16	—
Total comprehensive loss	$(85,573)	$(25,201)

PureCycle Technologies, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three months ended March 31,
(in thousands)	2024	2023
Cash flows from operating activities
Net loss	$(85,607)	$(25,842)
Adjustments to reconcile net loss to net cash used in operating activities
Equity-based compensation	2,682	2,166
Change in fair value of warrants	13,944	4,835
Depreciation expense	9,256	1,294
Amortization of debt issuance costs and debt discounts	2,538	265
Accretion of discount on debt securities	(318)	(138)
Operating lease amortization expense	767	926
Loss on extinguishment of debt	21,214	—
Changes in operating assets and liabilities
Prepaid expenses and other current assets	(340)	(1,148)
Prepaid expenses and other non-current assets	83	(174)
Accounts payable	1,196	1,218
Accrued expenses	214	2,116
Accrued interest	(4,151)	324
Operating right-of-use liabilities	(656)	(597)
Net cash used in operating activities	$(39,178)	$(14,755)
Cash flows from investing activities
Purchase of property, plant & equipment	(14,348)	(46,632)
Purchase of debt securities, available for sale	(30,586)	—
Sale and maturity of debt securities, available for sale	76,961	99,371
Net cash provided by investing activities	$32,027	$52,739
Cash flows from financing activities
Payment to purchase revenue bonds	(253,230)	—
Debt issuance costs	(1,119)	(1,344)
Payments to repurchase shares	(598)	(277)
Other payments for financing activities	(476)	(11)
Net cash used in financing activities	$(255,423)	$(1,632)
Net (decrease) increase in cash and restricted cash	(262,574)	36,352
Cash and restricted cash, beginning of period	302,514	227,523
Cash and restricted cash, end of period	$39,940	$263,875
Supplemental disclosure of cash flow information
Non-cash operating activities
Interest paid during the period, net of capitalized interest	16,383	—
Non-cash investing activities
Additions to property, plant, and equipment in accrued expenses	15,656	30,809
Additions to property, plant, and equipment in accounts payable	5,903	20,509
Additions to property, plant, and equipment in accrued interest	—	4,271
Non-cash financing activities
PIK interest on related party note payable	1,441	—
Reconciliation of cash, cash equivalents reported in the consolidated balance sheet
Cash and cash equivalents	$25,021	$38,381
Restricted cash and cash equivalents - current	7,566	68,028
Restricted cash and cash equivalents - non-current	7,353	157,466
Total cash, cash equivalents and restricted cash	$39,940	$263,875